Exhibit 99.1

PRESS RELEASE

Valvoline Reports Second-Quarter Results

Sale of Global Products Complete, Moving Forward with Return of Proceeds

•	Completed sale of Global Products business on March 1, generating $2.38 billion of net proceeds and an after-tax gain on the sale of discontinued operations of $1.15 billion

•	Intend to commence a modified “Dutch auction” tender offer for up to $1 billion of Valvoline common stock, subject to market conditions

•	Sales from continuing operations of $344.5 million grew 16% and 19% on an adjusted basis[1], while system-wide same store sales (SSS) increased 13.5%

•	Reported income from continuing operations of $32.9 million grew 43% and earnings per diluted share (EPS) of $0.19 increased 46%

•	Continuing operations adjusted EPS of $0.23 increased 64% and adjusted EBITDA of $87.1 million increased 26%

•	Net store additions total 35 (19 company-operated and 16 franchised) bringing total system-wide stores to 1,781; focused on continued growth to long-term goal of 3,500+ store count

LEXINGTON, Ky., May 10, 2023 – Valvoline Inc. (NYSE: VVV), a trusted leader in preventive automotive maintenance delivering quick and convenient service, today reported financial results for its second fiscal quarter ended March 31, 2023. All comparisons in this press release are made to the same prior-year period unless otherwise noted.

“With the sale of the Global Products business complete, Valvoline is wholly focused on driving long-term value to shareholders through our best-in-class retail platform by growing system-wide store sales, increasing units through both company-operated and franchised additions, and evolving the service portfolio over time,” said Sam Mitchell, CEO. “Valvoline continues to see resiliency and strength in the demand for the quick, easy and trusted preventive maintenance service we provide to our customers, demonstrated by 26% adjusted EBITDA growth on 19% adjusted sales growth1 year over year for the quarter.”

[1]	Excluding suspended operations of a former Global Products business that was not included in the sale.

Continuing Operations—Operating Results

(In millions)	Q2 results	YoY growth
Net revenues	$344.5	16%
Operating income	$61.2	53%
Income from continuing operations	$32.9	43%
Adjusted EBITDA (a)	$87.1	26%
System-wide stores (a)	1,781	7%
Company-operated stores	832	10%
Franchised stores	949	5%
System-wide store sales (a)	$659.9	18%

	YoY growth
System-wide SSS (a)	13.5%

(a)

Refer to Key Business Measures, Use of Non-GAAP Measures, Table 4—Retail Stores Operating Information, and Table 7—Non-GAAP Reconciliation—Adjusted Net Revenues and EBITDA from Continuing Operations for management’s definitions of the metrics presented above and reconciliation to the corresponding GAAP measures, where applicable.

“As expected, we saw EBITDA margin improvement in the second quarter, largely driven by top-line growth and improved SG&A leverage,” said Lori Flees, President, Retail Services.

“Both our store team members and franchise partners continue to deliver results demonstrated by the 13.5% system-wide same store sales growth this quarter,” continued Flees. “The strong same store sales are coming from growth in transactions, non-oil change service penetration and pricing. As we approach the summer travel season, our stores are well staffed and prepared to continue driving growth in the back half of the year.”

Balance Sheet and Cash Flow

•	Cash and cash equivalents, net of debt of $737.3 million; total debt of $1.6 billion

•	Year-to-date continuing operations cash flow from operations of $173.5 million and free cash flow of $94.1 million

•	Returned $257.4 million in cash to shareholders year-to-date via share repurchases and $21.8 million in dividends

•	Cash and cash equivalents balance of $2.3 billion with $8.3 million of interest income earned on net proceeds from the sale of Global Products

Outlook

“The second quarter results were in line with our expectations and we remain on track to meet our FY23 targets. We also expect the margin improvement we saw during Q2 to continue in the back half of the year.” said Mitchell.

“This quarter we reached the final milestone on our path to becoming a pure-play, automotive services company with closing the sale of the Global Products business. After thoughtful consideration, management and our board of directors concluded that a modified “Dutch auction” tender offer would allow us to most efficiently and expeditiously return a substantial portion of the net sale proceeds to our investors,” continued Mitchell. “We are excited to focus on driving growth of the new Valvoline. Our long-term model of generating high return on invested capital through growing the core business, expanding the network and evolving with the car parc positions us for a long runway of growth and creating significant value for shareholders.”

The Company’s outlook for fiscal 2023 is unchanged. Information is provided in the table below:

	Fiscal 2023 Outlook
System-wide SSS growth	8	-	12%
System-wide store additions	130	-	160
Company-operated	80	-	90
Franchised	50	-	70
System-wide store sales growth	16	-	20%
Net revenues	$1.4	-	$1.5 billion
Net revenues growth	14	-	18%
Adjusted EBITDA	$370	-	$390 million
Capital expenditures	$170	-	$200 million
Adjusted effective tax rate	25.5	-	26.5%
Adjusted net income	$160	-	$180 million

Valvoline’s outlook for adjusted EBITDA, adjusted net income, and the adjusted effective tax rate are non-GAAP financial measures that are expected to be impacted by items affecting comparability. Valvoline is unable to reconcile these forward-looking non-GAAP financial measures to the comparable GAAP measures estimated for fiscal 2023 without unreasonable efforts, as the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact these GAAP measures in fiscal 2023 but would not impact non-GAAP adjusted results.

Tender Offer for Common Stock

Today, Valvoline is announcing its intention to commence a modified “Dutch auction” tender offer for up to $1 billion in value of shares of its common stock, subject to market conditions, at a specified price range that is yet to be determined. The tender offer will form part of Valvoline’s $1.6 billion share repurchase authorization announced on November 15, 2022.

Conference Call Webcast

Valvoline will host a live audio webcast of its fiscal second quarter 2023 conference call today, May 10, 2023, at 9 a.m. ET. The webcast and supporting materials will be accessible through Valvoline’s website at http://investors.valvoline.com. Following the live event, an archived version of the webcast and supporting materials will be available.

Key Business Measures

Valvoline tracks its operating performance and manages its business using certain key measures, including system-wide, company-operated and franchised store counts and SSS; and system-wide store sales. Management believes these measures are useful to evaluating and understanding Valvoline’s operating performance and should be considered as supplements to, not substitutes for, Valvoline’s sales and operating income, as determined in accordance with U.S. GAAP.

Net revenues are influenced by the number of service center stores and the business performance of those stores. Stores are considered open upon acquisition or opening for business. Temporary store closings remain in the respective store counts with only permanent store closures reflected in the activity and end of period store counts. SSS is defined as net revenues by U.S. stores (company-operated, franchised and the combination of these for system-wide SSS), with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation as this period is generally required for new store sales levels to begin to normalize.

Net revenues are limited to sales at company-operated stores, in addition to royalties and other fees from independent franchised and Express Care stores. Although Valvoline does not recognize store-level sales from franchised stores as net revenues in its Statements of Consolidated Income, management believes system-wide and franchised SSS comparisons, store counts, and total system-wide store sales are useful to assess market position relative to competitors and overall store and operating performance.

Use of Non-GAAP Measures

The following non-GAAP measures are included herein: Adjusted net revenues; EBITDA, adjusted EBITDA, and adjusted EBITDA margin; adjusted net income and adjusted diluted earnings per share; and free cash flow and discretionary free cash flow. Refer to the tables herein for management’s definition of each non-GAAP measure and reconciliation to the most comparable U.S. GAAP measure.

Non-GAAP measures include adjustments from results based on U.S. GAAP that management believes enables comparison of certain financial trends and results between periods and provides a useful supplemental presentation of Valvoline’s operating performance that allows for transparency with respect to key metrics used by management in operating the business and measuring performance. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation from, an alternative to, or more meaningful than, the financial results presented in accordance with U.S. GAAP. The financial results presented in accordance with U.S. GAAP and the reconciliations of non-GAAP measures should be carefully evaluated. The manner used to compute the non-GAAP information used by management may differ from the methods used by other companies and may not be comparable.

Refer to the Appendix at the end of this release for descriptions of the adjustments that depart from the computations in accordance with U.S. GAAP.

About ValvolineTM Inc.

The Quick, Easy, Trusted name in preventive vehicle maintenance, Valvoline Inc. (NYSE: VVV) leads the industry with automotive service innovations that simplify consumers’ lives. With an average consumer rating of 4.6 out of 5 stars*, Valvoline Inc. has built the model for transparency and convenience to take the worry out of vehicle care. From its 15-minute, stay-in-your-car oil changes to battery replacements and tire rotations, the Company’s model offers maintenance solutions for all types of vehicles. The Company operates and franchises nearly 1,800 service center locations through its Valvoline Instant Oil ChangeSM and Valvoline Great Canadian Oil Change retail brands, and helps independent operators grow their businesses through its nearly 300 Valvoline Express Care locations in North America. To learn more, or to find a Valvoline Inc. service center near you, visit vioc.com.

Forward-Looking Statements

Certain statements herein, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, benefits and synergies of the sale of Global Products; future opportunities for the remaining stand-alone retail business; and any other statements regarding Valvoline’s future operations, financial or operating results, capital allocation, debt leverage ratio, anticipated business levels, dividend policy, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. Other forward-looking statements used herein include statements about the expected tender offer, including the value of shares expected to be offered to purchase in the tender offer and whether the tender offer is actually commenced and consummated as planned or at all. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should,” and “intends,” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections, and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://www.sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

Additional Information and Where to Find It

This press release is for informational purposes only, is not a recommendation to buy or sell the Company’s common stock and does not constitute an offer to buy or the solicitation to sell the Company’s common stock. The tender offer described in this press release has not yet commenced, and there can be no assurances that the Company will commence the tender offer on the terms described in this press release or at all. The tender offer will be made only pursuant to the Offer to Purchase, the Letter of Transmittal and other related materials that the Company expects to file with the SEC upon commencement of the tender offer. SHAREHOLDERS ARE URGED TO CAREFULLY READ THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS (AND ANY AMENDMENT OR SUPPLEMENT THERETO) IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER, THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. If and when the tender offer is commenced, shareholders will be able to obtain a free copy of the tender offer materials (including the Offer to Purchase, the Letter of Transmittal and other related materials) that the Company expects to file with the SEC at the SEC’s website at http://www.sec.gov. In addition, if and when the tender offer is commenced, the Company will provide contact information for shareholders if they should have any questions or require assistance.

TM	Trademark, Valvoline Inc., or its subsidiaries, registered in various countries
SM	Service mark, Valvoline Inc., or its subsidiaries, registered in various countries
*	Based on a survey of more than 600,000 Valvoline Instant Oil ChangeSM customers annually

FOR FURTHER INFORMATION

Investor Inquiries

+1 (859) 357-3155

IR@valvoline.com

Media Inquiries

Michele Gaither Sparks

Sr. Director, Corporate Communications

+1 (859) 230-8097

michele.sparks@valvoline.com

Valvoline Inc. and Consolidated Subsidiaries	Table 1
Statements of Consolidated Income
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended March 31		Six months ended March 31
	2023	2022	2023	2022
Net revenues	$344.5	$296.0	$677.3	$583.3
Cost of sales	217.8	188.7	431.8	363.8

GROSS PROFIT	126.7	107.3	245.5	219.5
Selling, general and administrative expenses	62.6	63.2	128.6	123.4
Net legacy and separation-related expenses	3.8	6.2	29.2	9.0
Other income, net	(0.9)	(2.1)	(2.8)	(4.9)

OPERATING INCOME	61.2	40.0	90.5	92.0
Net pension and other postretirement plan expense (income)	3.6	(9.2)	7.3	(18.5)
Net interest and other financing expenses	13.3	16.9	32.0	33.9

INCOME BEFORE INCOME TAXES	44.3	32.3	51.2	76.6
Income tax expense (benefit)	11.4	9.3	(8.7)	19.4

Income from continuing operations	32.9	23.0	59.9	57.2
Income from discontinued operations	1,194.4	58.4	1,249.3	111.2

NET INCOME	$1,227.3	$81.4	$1,309.2	$168.4

NET EARNINGS PER SHARE
Basic earnings per share
Continuing operations	$0.19	$0.13	$0.35	$0.32
Discontinued operations	6.96	0.32	7.20	0.61

Basic earnings per share	$7.15	$0.45	$7.55	$0.93

Diluted earnings per share
Continuing operations	$0.19	$0.13	$0.34	$0.32
Discontinued operations	6.92	0.32	7.16	0.61

Diluted earnings per share	$7.11	$0.45	$7.50	$0.93

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	171.7	179.8	173.5	180.1
DILUTED	172.7	181.0	174.5	181.5

Valvoline Inc. and Consolidated Subsidiaries	Table 2
Condensed Consolidated Balance Sheets
(In millions - preliminary and unaudited)

	March 31	September 30
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$2,334.5	$23.4
Receivables, net	61.1	66.1
Inventories, net	33.5	29.4
Prepaid expenses and other current assets	29.0	38.0
Current assets held for sale	—	1,464.2

Total current assets	2,458.1	1,621.1
Noncurrent assets
Property, plant and equipment, net	722.5	668.6
Operating lease assets	258.7	248.1
Goodwill and intangibles, net	673.1	663.1
Other noncurrent assets	168.0	215.9

Total assets	$4,280.4	$3,416.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$23.8	$162.5
Trade and other payables	85.8	45.0
Accrued expenses and other liabilities	512.0	172.6
Current liabilities held for sale	—	539.3

Total current liabilities	621.6	919.4
Noncurrent liabilities
Long-term debt	1,573.4	1,525.1
Employee benefit obligations	201.0	199.4
Operating lease liabilities	239.6	229.2
Other noncurrent liabilities	272.4	237.1

Total noncurrent liabilities	2,286.4	2,190.8
Stockholders’ equity	1,372.4	306.6

Total liabilities and stockholders’ equity	$4,280.4	$3,416.8

Valvoline Inc. and Consolidated Subsidiaries	Table 3
Condensed Consolidated Statements of Cash Flows
(In millions - preliminary and unaudited)

	Six months ended March 31
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,309.2	$168.4
Adjustments to reconcile net income to cash flows from operating activities:
Income from discontinued operations	(1,249.3)	(111.2)
Depreciation and amortization	39.1	34.5
Deferred income taxes	(26.6)	13.5
Stock-based compensation expense	5.4	7.2
Other, net	2.3	1.7
Change in operating assets and liabilities	93.4	(67.3)

Operating cash flows from continuing operations	173.5	46.8
Operating cash flows from discontinued operations	(63.4)	49.0

Total cash provided by operating activities	110.1	95.8
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(79.4)	(57.7)
Acquisitions of businesses, net of cash acquired	(18.9)	(23.4)
Other investing activities, net	2.0	6.1

Investing cash flows from continuing operations	(96.3)	(75.0)
Investing cash flows from discontinued operations	2,623.2	(9.2)

Total cash provided by (used in) investing activities	2,526.9	(84.2)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings, net of issuance costs	920.9	—
Repayments on borrowings	(909.0)	—
Repurchases of common stock	(257.4)	(66.3)
Cash dividends paid	(21.8)	(45.0)
Other financing activities	(12.1)	(11.2)

Financing cash flows from continuing operations	(279.4)	(122.5)
Financing cash flows from discontinued operations	(108.1)	(1.0)

Total cash used in financing activities	(387.5)	(123.5)
Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	1.1	0.7

Increase (decrease) in cash, cash equivalents and restricted cash	2,250.6	(111.2)
Cash, cash equivalents and restricted cash - beginning of period	83.9	231.4

CASH, CASH EQUIVALENTS AND RESTRICTED CASH - END OF PERIOD	$2,334.5	$120.2

Valvoline Inc. and Consolidated Subsidiaries	Table 4
Retail Stores Operating Information
(Preliminary and unaudited)

	Three months ended March 31		Six months ended March 31
	2023	2022	2023	2022
Sales information
System-wide store sales - in millions (a)	$659.9	$557.0	$1,303.9	$1,107.9
Year-over-year growth (a)	18.5%	19.0%	17.7%	24.7%
Same-store sales growth (b)
Company-operated	14.2%	10.0%	13.5%	15.7%
Franchised (a)	12.9%	15.5%	12.0%	20.9%

System-wide (a)	13.5%	13.1%	12.7%	18.6%

	Number of stores at end of period
	Second Quarter 2023	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022
Company-operated	832	813	790	772	757
Franchised (a)	949	933	925	918	904

	March 31
	2023	2022
System-wide store count (a)	1,781	1,661
Year-over-year growth (a)	7.2%	7.3%

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.
(b)	Valvoline determines SSS growth as sales by U.S. stores, with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation.

Valvoline Inc. and Consolidated Subsidiaries	Table 5
System-wide Retail Stores
(Preliminary and unaudited)

	Company-operated
	Second Quarter 2023	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022
Beginning of period	813	790	772	757	738
Opened	13	17	12	5	10
Acquired	6	5	3	9	9
Net conversions between company-operated and franchised	—	2	3	1	—
Closed	—	(1)	—	—	—

End of period	832	813	790	772	757

	Franchised (a)
	Second Quarter 2023	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022
Beginning of period	933	925	918	904	897
Opened	16	11	10	16	9
Acquired	—	—	—	—	—
Net conversions between company-operated and franchised	—	(2)	(3)	(1)	—
Closed	—	(1)	—	(1)	(2)

End of period	949	933	925	918	904

Total system-wide stores (a)	1,781	1,746	1,715	1,690	1,661

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.

Valvoline Inc. and Consolidated Subsidiaries	Table 6
Non-GAAP Reconciliation - Income from Continuing Operations and Diluted Earnings per Share
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended March 31		Six months ended March 31
	2023	2022	2023	2022
Reported income from continuing operations	$32.9	$23.0	$59.9	$57.2
Adjustments:
Net pension and other postretirement plan expenses (income)	3.6	(9.2)	7.3	(18.5)
Net legacy and separation-related expenses	3.8	6.2	29.2	9.0
Information technology transition costs	0.4	1.6	0.7	2.6
Suspended operations	0.1	4.0	(0.1)	3.7
Investment-related costs	1.0	—	1.0	—
Debt modification costs	0.9	—	0.9	—

Total adjustments, pre-tax	9.8	2.6	39.0	(3.2)
Income tax (benefit) expense of adjustments	(2.5)	0.4	(30.3)	1.9

Total adjustments, after tax	7.3	3.0	8.7	(1.3)

Adjusted income from continuing operations (a) (b)	$40.2	$26.0	$68.6	$55.9

Reported diluted earnings per share from continuing operations	$0.19	$0.13	$0.34	$0.32
Adjusted diluted earnings per share from continuing operations (b) (c)	$0.23	$0.14	$0.39	$0.31
Weighted average diluted common shares outstanding	172.7	181.0	174.5	181.5

(a)	Adjusted income from continuing operations is defined as income from continuing operations adjusted for the effects of key items.
(b)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(c)	Adjusted diluted earnings per share from continuing operations is defined as diluted earnings per share calculated using adjusted income from continuing operations.

Valvoline Inc. and Consolidated Subsidiaries	Table 7
Non-GAAP Reconciliation - Adjusted Net Revenues and EBITDA from Continuing Operations
(In millions - preliminary and unaudited)

	Three months ended March 31		Six months ended March 31
	2023	2022	2023	2022
Reported net revenues	$344.5	$296.0	$677.3	$583.3
Adjustments:
Suspended operations	—	(6.5)	(0.2)	(10.2)

Adjusted net revenues (a) (b)	$344.5	$289.5	$677.1	$573.1

Income from continuing operations	$32.9	$23.0	$59.9	$57.2
Add:
Income tax expense (benefit)	11.4	9.3	(8.7)	19.4
Net interest and other financing expenses	13.3	16.9	32.0	33.9
Depreciation and amortization	20.6	17.6	39.1	34.5

EBITDA from continuing operations (b) (c)	78.2	66.8	122.3	145.0
Key items:
Net pension and other postretirement plan expenses (income)	3.6	(9.2)	7.3	(18.5)
Net legacy and separation-related expenses	3.8	6.2	29.2	9.0
Information technology transition costs	0.4	1.6	0.7	2.6
Suspended operations	0.1	4.0	(0.1)	3.7
Investment-related costs	1.0	—	1.0	—

Key items - subtotal	8.9	2.6	38.1	(3.2)

Adjusted EBITDA from continuing operations (b) (c)	$87.1	$69.4	$160.4	$141.8

Net profit margin (d)	9.6%	7.8%	8.8%	9.8%
Adjusted EBITDA margin (b) (e)	25.3%	24.0%	23.7%	24.7%

(a)	Adjusted net revenues are reported net revenues adjusted for key items.
(b)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(c)

EBITDA from continuing operations is defined as income from continuing operations, plus Income tax expense (benefit), net interest and other financing expenses, and depreciation and amortization attributable to continuing operations. Adjusted EBITDA from continuing operations is EBITDA adjusted for key items attributable to continuing operations.

(d)	Net profit margin is defined as reported income from continuing operations divided by reported net revenues.
(e)	Adjusted EBITDA margin is defined as Adjusted EBITDA from continuing operations divided by adjusted net revenues.

Valvoline Inc. and Consolidated Subsidiaries	Table 8
Non-GAAP Reconciliation - Free Cash Flows from Continuing Operations
(In millions - preliminary and unaudited)

Free cash flow (a)	Six months ended March 31
	2023	2022
Total cash flows provided by operating activities from continuing operations	$173.5	$46.8
Adjustments:
Additions to property, plant and equipment from continuing operations	(79.4)	(57.7)

Free cash flow from continuing operations (b)	$94.1	$(10.9)

Discretionary free cash flow (c)	Six months ended March 31
	2023	2022
Total cash flows provided by operating activities from continuing operations	$173.5	$46.8
Adjustments:
Maintenance additions to property, plant and equipment from continuing operations	(9.7)	(8.3)

Discretionary free cash flow from continuing operations (b)	$163.8	$38.5

(a)

Free cash flow from continuing operations is defined as operating cash flows from continuing operations less capital expenditures of the continuing operations and certain other adjustments attributable to continuing operations, as applicable.

(b)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(c)

Discretionary free cash flow from continuing operations is defined as operating cash flows from continuing operations less maintenance capital expenditures of the continuing operations and certain other adjustments attributable to continuing operations, as applicable.

Valvoline Inc. and Consolidated Subsidiaries

Appendix - Description of Non-GAAP Measures and Adjustments

EBITDA Measures

Management believes EBITDA measures provide a meaningful supplemental presentation of Valvoline’s operating performance between periods on a comparable basis due to the depreciable assets associated with the nature of the Company’s operations, as well as income tax and interest costs related to Valvoline’s tax and capital structures, respectively.

Free Cash Flow and Discretionary Free Cash Flow

Management uses free cash flow and discretionary free cash flow as additional non-GAAP metrics of cash flow generation. By including capital expenditures and certain other adjustments, as applicable, management is able to provide an indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Free cash flow includes the impact of capital expenditures, providing a supplemental view of cash generation. Discretionary free cash flow includes maintenance capital expenditures, which are routine uses of cash that are necessary to maintain the Company’s operations and provides a supplemental view of cash flow generation to maintain operations before discretionary investments in growth. Free cash flow and discretionary free cash flow have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash flows, such as mandatory debt repayments.

Adjusted Net Revenue and Profitability Measures

Adjusted net revenue and profitability measures (i.e., adjusted net income, diluted earnings per share and EBITDA) enable the comparison of financial trends and results between periods where certain items may not be reflective of the Company’s underlying and ongoing operational performance or vary independent of business performance.

Key Items

The non-GAAP measures used by management exclude the impact of certain unusual, infrequent or non-operational activity not directly attributable to the underlying business, which management believes impacts the comparability of operational results between periods (“key items”). Key items are often related to legacy matters or market-driven events considered by management to not be reflective of the ongoing operating performance. Key items may consist of adjustments related to: legacy businesses, including the separation from Valvoline’s former parent company, the former Global Products reportable segment, and associated impacts of related activity and indemnities; non-service pension and other postretirement plan activity; restructuring-related matters, including organizational restructuring plans, the separation of Valvoline’s businesses, significant acquisitions or divestitures, debt extinguishment and modification, and tax reform legislation; in addition to other matters that management considers non-operational, infrequent or unusual in nature.

Refer to the below for descriptions of the key items that comprise the adjustments which depart from the computations in accordance with U.S. GAAP:

Net pension and other postretirement plan expenses (income): Includes several elements impacted by changes in plan assets and obligations that are primarily driven by the debt and equity markets, including remeasurement gains and losses, when applicable; and recurring non-service pension and other postretirement net periodic activity, which consists of interest cost, expected return on plan assets and amortization of prior service credits. Management considers that these elements are more reflective of changes in current conditions in global markets (in particular, interest rates), outside the operational performance of the business, and are also legacy amounts that are not directly related to the underlying business and do not have an impact on the compensation and benefits provided to eligible employees for current service.

Net legacy and separation-related expenses: Activity associated with legacy businesses and the separation from Valvoline’s former parent company and its former Global Products reportable segment. This activity includes the recognition of and adjustments to indemnity obligations to its former parent company; certain legal, financial, professional advisory and consulting fees; and other expenses incurred by the continuing operations in connection with and directly related to these separation transactions and legacy matters. This incremental activity directly attributable to legacy matters and separation transactions is not considered reflective of the underlying operating performance of the Company’s continuing operations.

Of specific note, the Company recognized $24.4 million of pre-tax expense during the six months ended March 31, 2023 to reflect its increased estimated indemnity obligation, which also resulted in an income tax benefit of $26.5 million to reflect the release of valuation allowances in connection with the amendment of the Tax Matters Agreement with Valvoline’s former parent company.

Information technology transition costs: Consist of redundant expenses incurred from duplicative technology platforms required while implementing the Company’s stand-alone enterprise resource planning software system during fiscal 2023 and transitioning its data centers during fiscal 2022. These expenses are reflective of incremental costs directly associated with technology transitions and are not considered to be reflective of the ongoing expenses of operating the Company’s technology platforms.

Suspended operations: Represents the results of a former Global Products business where operations were suspended during fiscal 2022 that were not included in the sale. These results are not indicative of the operating performance of the Company’s ongoing continuing operations.

Investment-related costs: Expense recognized to reduce the carrying value of an investment interest determined to be impaired. This cost is not considered to be reflective of the underlying performance of the Company’s ongoing continuing operations.

Debt modification costs: Relates to the modification of the Senior Credit Agreement and includes the accelerated amortization of previously capitalized debt issuance costs, as well as third-party fees expensed in connection with the execution of the amended Senior Credit Agreement. These expenses are not considered to be indicative of the future servicing costs of the Company’s ongoing debt facilities.